                                                                   EXHIBIT 99.8
                                                                         1 of 3
                         INDEPENDENT AUDITORS' REPORT ON
                            SUPPLEMENTARY INFORMATION


To the Partners
Nooney-Hazelwood Associates, L.P.
St. Louis, Missouri


Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The following schedule is presented for the purpose of additional analysis and is not a required part of the basic consolidated financial statements of Nooney-Hazelwood Associates, L.P. and Investee. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.



                                       Wolfe, Nilges, Nahorski,
                                       A Professional Corporation

February 29, 2000
St. Louis, Missouri

                                                                   Exhibit 99.8
                                                                      2 of 3
                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



Property Name                    Type             Location                  Encumbrances
-------------                    ----             --------                  ------------
The Lakes Apartments             Apartment        Hazelwood, MO              $13,096,120
--------------------             ---------        -------------              -----------

                                                                       Costs Capitalized
                                        Initial Cost                     Subsequent to
                                         to Company                       Acquisition
                                                Buildings and                 Buildings and
Property Name                       Land        Improvements          Land    Improvements
-------------                       ----        ------------          ----    ------------
The Lakes Apartments             $1,450,000      $11,881,865           $0       $659,607
--------------------             ----------      -----------           --       --------

                                     GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                  BUILDINGS AND
Property Name                        LAND         IMPROVEMENTS        TOTAL
-------------                        ----         ------------        -----
The Lakes Apartments              $1,450,000       $12,541,472     $13,991,472
--------------------              ----------       -----------     -----------

1. The aggregate cost for Federal income tax purposes as of December 31, 1999 was approximately $13,991,472.

                                 ACCUMULATED       DATE OF           DATE       DEPRECIABLE
Property Name                   DEPRECIATION     CONSTRUCTION      ACQUIRED         LIFE
-------------                   ------------     ------------      --------         ----
The Lakes Apartments            $(6,675,788)      1985-1986        Dec. 1984     5-31 years
--------------------            ------------      ---------        ---------     ----------

                                                                    EXHIBIT 99.8
                                                                          3 of 3
                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR
INVESTMENT AND ACCUMULATED DEPRECIATION
The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                     Years Ended December 31,
(IN 000'S)                                   1999             1998             1997
----------                                   ----             ----             ----
Balance, beginning of the period:          $13,882          $13,823          $13,811
Additions during period:
   Acquisitions                                 --               --               --
   Improvements                                109               59               12
Deductions during period:
   Properties disposed of                       --               --               --
                                           -------          -------          -------
Balance, end of period:                    $13,991          $13,882          $13,823
                                           =======          =======          =======

The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                  Years Ended December 31,
(IN 000'S)                                  1999            1998            1997
----------                                  ----            ----            ----
Balance, beginning of the period:          $6,272          $5,855          $5,423
Additions during period:
   Depreciation                               404             417             432
Deductions during period:
   Properties disposed of                      --              --              --
                                           ------          ---------       ------
Balance, end of period:                    $6,676          $ 6,272         $5,855
                                           ======          =========       ======